UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

__________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2002

	Exact name of registrant as specified in its charter		I.R.S
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
1100 H Street, N.W.
Washington, D.C. 20080
(703) 750-2000

Former name or former address, if changed since last report:  None

ITEM 5. OTHER EVENTS

In August 1999, Washington Gas Light Company (Washington Gas) and Thayer Capital Partners (Thayer) formed Primary Investors LLC (Primary). Effective November 1, 2000, in connection with a corporate restructuring, Washington Gas transferred its ownership interest in Primary to WGL Holdings, Inc. WGL Holdings, Inc. and Thayer each owned fifty percent of Primary.

During the time that Thayer and WGL Holdings, Inc. or Washington Gas have co-owned Primary, a wholly owned subsidiary of Primary has had a loan from a commercial bank for up to $6.75 million. WGL Holdings, Inc. neither guaranteed nor cosigned this loan, and accordingly, had no obligation to repay this loan.

On September 19, 2002, in connection with a recapitalization of Primary, the commercial bank that had made the loan to the subsidiary of Primary referenced above released WGL Holdings, Inc. and its affiliates from any potential obligation it may have had to the commercial bank. No payment was required from WGL Holdings, Inc. for this release.

On September 20, 2002, WGL Holdings, Inc. and Thayer entered into an agreement to recapitalize Primary such that WGL Holdings, Inc. has no liability or financial commitment to Thayer, Primary or any affiliate of Primary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date	September 23, 2002	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)